FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the
                         Securities Exchange Act of 1934

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                                 Docuport, Inc.
             (Exact name of registrant as specified in its charter)

              Delaware                                  22-3649272
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

                      1155 Rene Levesque West - Suite 3500
                                   P.O. Box 60
                          Montreal, PQ, H3B 3T6, Canada
                    (Address of Principal Executive Offices)

Securities to be registered' pursuant to Section 12(b) of the Act:

Title of each class                     Name of each exchange on which
to be so registered                     each class is to be registered

None.                                   Not Applicable.

       Securities to be registered' pursuant to Section 12(g) of the Act:
                         Common Stock, par value $0.001
                                (Title of Class)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |x|

Securities Act registration statement file number to which this form relates:
                                    33-82585

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. Description of Registrant's Securities to be Registered.

            A description of the securities to be registered hereby is set forth under the captions "Description of the Securities" in the prospectus that forms part of the registration statement of Docuport, Inc. (Registration No. 333-82585) filed via EDGAR with the Securities and Exchange Commission on December 10, 1999, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended. The information contained in the above-referenced section of the foregoing Registration Statement and the prospectus which is a part thereof is hereby incorporated by reference thereto.

ITEM 2. Exhibits.

      1. Amendment No. 3 to Form SB-2 Registration Statement (Registration No. 333-82585) filed with the Securities and Exchange Commission on December 10, 1999, is incorporated herein by Reference.

      2.    Articles of Incorporation is incorporated herein by reference from
            Exhibit 3.1 to the Registration Statement.

      3.    By-Laws of Registrant is incorporated herein by reference from
            Exhibit 3.2 to the Registration Statement.

      4. Specimen Common Stock Certificate is incorporated herein by reference from Exhibit 4.1 to the Registration Statement.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         Docuport, Inc.

Dated: December 9, 1999
                                         By: /s/ Raja S. Tuli
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                                             Raja S. Tuli, Chairman of the Board


                                         By: /s/ Norman Docteroff
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                                             Norman Docteroff, President